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                                                                   EXHIBIT 23(a)




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-48937 of Malan Realty Investors, Inc. on Form S-2 of our report dated January 30, 1998, included in the Annual Report on Form 10-K of Malan Realty Investors, Inc. for the year ended December 31, 1997, and to the use of our report dated January 30, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.








/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Detroit, Michigan
June 22, 1998